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                                                                  Exhibit 16.1

December 15, 1997


Securities and Exchange Commission
Washington, D.C. 20549


We have read SpectruMix Corporation's statements included under Item 4 of its Form 8-K dated December 8, 1997, and we agree with all statements, except we are not in a position to agree or disagree with the statement that the Board of Directors approved the engagement of Price Waterhouse LLP as the independent accountants for SpectruMedix Corporation.

/s/ Lazar, Levine & Company LLP

Lazar, Levine & Company LLP